Exhibit 99.1
FOR IMMEDIATE RELEASE

Press Contact:	Investor Contact:
Michael D. Perry	Michael D. Perry
Sr. VP and CFO	Sr. VP and CFO
+1-408-212-2260	+1-408-212-2260
mperry@vitria.com	mperry@vitria.com
VITRIA ANNOUNCES FOURTH QUARTER 2006 RESULTS
SUNNYVALE, Calif., February 6, 2007 Vitria (Nasdaq: VITR), an award-winning provider of business process integration solutions, today announced financial results for the fourth quarter ending December 31, 2006.
•	For the fourth quarter of 2006, total revenue was $16.0 million, compared with $14.6 million for the third quarter of 2006 and $11.3 million for the fourth quarter of 2005.

•	License revenue for the fourth quarter of 2006 was $6.7 million, compared with $5.6 million for the third quarter of 2006 and $1.8 million for the fourth quarter of 2005. Two customers accounted for $3.7 million of the total for the fourth quarter this year.

•	Service and other revenue for the fourth quarter of 2006 was $9.3 million, compared with $9.0 million for the third quarter of 2006 and $9.5 million for the fourth quarter of 2005.

•	Gross profit was $12.5 million for the fourth quarter of 2006, compared to $11.1 million for the third quarter of 2006 and $6.7 million for the fourth quarter of 2005.

•	Total operating expenses were $10.4 million for the fourth quarter of 2006, compared with $11.0 million for the third quarter of 2006, and $9.0 million for the fourth quarter of 2005.

•	Excluding charges for restructuring, severance and non-cash stock based compensation and expenses related to the company’s going-private transaction, total operating expenses on a non-GAAP (General Accepted Accounting Principles) basis were $9.9 million for the fourth quarter of 2006, compared with $9.1 million on a non-GAAP basis for the third quarter of 2006, and $8.7 million on a non-GAAP basis for the fourth quarter of 2005.

•	The net income for the fourth quarter of 2006 was $ 2.9 million, or $0.09 per share, compared with a net income of $681 thousand, or $0.02 per share, for the third quarter of 2006 and a net loss of $1.8 million, or $0.05 per share, for the fourth quarter of 2005.

•	Total cash and short term investment balances as of December 31, 2006, were $52.2 million, compared to $50.9 million as of September 30, 2006.
Detailed comparative statements of operations and balance sheets are attached, and the company will host a conference call to discuss these results today at 5:00 p.m. EST/ 2:00 p.m. PST. To listen, please dial one of the following numbers at least five minutes prior to the start of the call:
— From the U.S. and Canada: (866) 550-6338
— From international calling areas: (347) 284-6930
The confirmation code for both call-in numbers is 3342317 followed by the pound (#) sign.

Non-GAAP Financial Measures (Regulation G)
Vitria continues to provide all information required in accordance with GAAP (General Accepted Accounting Principles), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Vitria uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Vitria’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Vitria may not be consistent with the presentation of similar companies in Vitria’s industry. However, Vitria presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Vitria’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses and charges mentioned below and the non-GAAP measure of operating expenses that excludes such charges to have a better understanding of the overall performance of Vitria’s business and its ability to perform in subsequent periods.
Vitria computes its non-GAAP financial measures of operating expense by adjusting GAAP operating expense to exclude, as applicable, the impact of restructurings, non-cash stock based compensation charges, severance charges and expenses related to the company’s going-private transaction announced in September 2006. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Vitria’s industry, many of which present the same or similar non-GAAP financial measures to investors. Whenever Vitria uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of operating expenses that exclude these charges to have a better understanding of the overall performance of Vitria’s ongoing business operations and its performance in the periods presented. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Vitria excludes restructuring charges, including (i) employee severance and other termination benefits, and (ii) lease termination costs and other expenses associated with exiting facilities, from its non-GAAP financial measures of operating expenses. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on operating expenses as measured in accordance with GAAP. However, Vitria’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expense related to ongoing operations.

Vitria excludes transaction costs associated with the going-private transaction announced in September 2006. Vitria’s management believes that these transaction costs have been incurred only as a result of that transaction, and does not consider these costs to be a normal component of its expense related to ongoing operations.
In accordance with GAAP, Vitria incurs non-cash stock based compensation charges. However, these charges result in no ongoing cash expenditures and otherwise have no material impact on Vitria’s ongoing business operations. Vitria believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Vitria’s ongoing operations.
About Vitria
Vitria Technology, Inc., an award-winning provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 11 offices around the world, Vitria’s customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.
NOTE: Vitria and BusinessWare are trademarks or registered trademarks of Vitria Technology, Inc. All other products and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.
Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors: risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors;; economic conditions in domestic and foreign markets;the risk that the going-private transaction may not close; difficulty in attracting or retaining customers or employees as a result of the signing of the definitive merger agreement; and litigation resulting from the signing of the merger agreement and the associated transactions. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended December 31, 2005, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended		Three Months Ended	Year Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	*
Revenues
License	$6,673	$1,764	$5,616	$17,511	$13,261
Service and other	9,322	9,541	8,978	34,958	40,423

Total revenues	15,995	11,305	14,594	52,469	53,684

Cost of revenues
License	103	184	107	439	1,388
Service and other	3,424	4,386	3,365	14,353	20,071

Total cost of revenues	3,527	4,570	3,472	14,792	21,459

Gross income	12,468	6,735	11,122	37,677	32,225

Operating expenses
Sales and marketing	4,483	3,614	3,983	16,905	18,277
Research and development	3,473	3,353	3,994	16,063	16,609
General and administrative	2,719	1,907	3,184	11,087	10,122
Restructuring charges	(276)	101	(121)	698	746

Total operating expenses	10,399	8,975	11,040	44,753	45,754

(Loss)/income from operations	2,069	(2,240)	82	(7,076)	(13,529)

Other income, net	843	533	646	2,885	1,668

Net (loss)/income before income taxes	2,912	(1,707)	728	(4,191)	(11,861)

Provision for income taxes	(8)	98	47	78	255

Net (loss)/income	$2,920	$(1,805)	$681	$(4,269)	$(12,116)

Basic net (loss)/income per share	$0.09	$(0.05)	$0.02	$(0.13)	$(0.36)

Diluted net (loss)/income per share	$0.09		$0.02

Weighted average shares used in calculating
Basic net (loss)/income per share	33,596	33,571	33,575	33,592	33,487
Diluted net (loss)/income per share	33,687		33,590
Reconciliation of GAAP and non-GAAP information:

	Three Months Ended		Three Months Ended	Year Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Total operating expenses	$10,399	$8,975	$11,040	$44,753	$45,754
Stock-based compensation	(604)	(21)	(834)	(2,423)	(126)
Restructuring charges	276	(101)	121	(698)	(746)
Severance charges	6	(108)	(367)	(436)	(953)
Going-private charges	(197)	—	(862)	(1,198)	—

Total non-GAAP operating expenses	$9,879	$8,745	$9,098	$39,998	$43,929

*	Derived from audited financial statements

Vitria Technology, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)	*
Assets
Current assets
Cash and cash equivalents	$34,641	$26,503
Short-term investments	17,595	34,979
Accounts receivable, net	13,417	7,846
Other current assets	2,014	2,181

Total current assets	67,667	71,509

Property and equipment, net	789	1,136
Other assets	729	743

Total assets	$69,185	$73,388

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,005	$1,051
Accrued payroll and related	3,521	3,059
Accrued liabilities	3,807	4,184
Accrued restructuring expenses	2,043	3,460
Deferred revenue	10,013	10,242

Total current liabilities	20,389	21,996

Long-term liabilities
Accrued restructuring expenses	3,301	3,960
Other long-term liabilities	1,071	1,330

Total long-term liabilities	4,372	5,290

Stockholders’ Equity
Common stock	34	34
Additional paid-in capital	278,698	275,857
Accumulated other comprehensive income	265	515
Accumulated deficit	(234,077)	(229,808)
Treasury stock	(496)	(496)

Total stockholders’ equity	44,424	46,102

	$69,185	$73,388

*	Derived from audited financial statements